Exhibit 99.1

CONTACT:	Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP APPOINTS WILLIAM F. BLUE, JR. TO THE BOARD

CHATTANOOGA, Tenn.-(BUSINESS WIRE)-October 24, 2014-The Dixie Group, Inc. (NASDAQ: DXYN) today announced that its Board of Directors appointed William F. Blue, Jr. to the Board. In commenting on the announcement, Daniel K. Frierson, Dixie’s Chairman and CEO, stated, “The Board is increasing its size from nine to ten members and has appointed William F. (Bill) Blue to fill the vacancy. Bill is currently Vice-Chairman of Investment Banking and Capital Markets of Wells Fargo Securities, LLC based in Charlotte, N.C., a position from which he will resign effective November 14, 2014, to head the Hopeway Foundation of Charlotte, N.C. Bill will stand for re-election at the 2015 annual meeting of stockholders.” Mr. Frierson further commented, “We welcome Bill and recognize his expertise and experience.”

About The Dixie Group
The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the, Fabrica International, Masland Carpets, Dixie Home, Atlas Carpet Mills, Masland Contract and Avant brands.